EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in McKesson Corporation Registration Statement Nos. 033-86536, 333- 00611, 333-02871, 333-21931, 333-30104, 333-30216, 333-30218, 333-30220, 333-30222, 333-20224, 333-30226, 333-32643, 333-32645, 333-43101, 333-43079, 333-48337, 333-43068, 333-48339, 333-48859, 333-50261, 333-70501, 333-71917, 333-85965, 333-39952, 333-39954, 333-62870, 333-67378, 333-67380, 333-84806, 333-101210, 333-127877, 333-140422, 333-147182, and 333-163642 on Form S-8, Registration Statement Nos. 333-26103 and Amendment No. 1 thereto, 333-85973 and Amendment Nos. 1 and 2 thereto, and 333-157176 on Form S-3, and Registration Statement No. 333-56623 and Amendment No.1 thereto on Form S-4, of our report dated May 5, 2011, relating to the consolidated financial statements and consolidated financial statement schedule of McKesson Corporation and subsidiaries, and the effectiveness of McKesson Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 2011.
/s/ Deloitte & Touche LLP
San Francisco, California
May 5, 2011